EXHIBIT 1



                             JOINT FILING AGREEMENT



         The undersigned acknowledge and agree that the foregoing Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.



Dated: February 13, 2007



                                 HOLLINGER INC.

                                 By: /s/ G. Wesley Voorheis
                                     ------------------------------------------
                                     Name: G. Wesley Voorheis
                                     Title: Director



                                 4322525 CANADA INC.

                                 By: /s/ G. Wesley Voorheis
                                     ------------------------------------------
                                     Name: G. Wesley Voorheis
                                     Title: Chairman